[BIOPURE LETTERHEAD]


                                                                       Exhibit 5


                                             February 1, 2000

Biopure Corporation
11 Hurley Street
Cambridge, MA 02141

          Re:  Biopure Corporation Registration on Statement Form S-8
               ------------------------------------------------------

Ladies and Gentlemen:

     This opinion is being delivered by me as General Counsel of Biopure Corporation, a Delaware corporation (the "Company"), in connection with the registration of up to 2,470,490 shares of Class A Common Stock, par value $.01 per share (the "Shares"), on a registration statement on Form S-8 (the "Registration Statement"), being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act"). These shares are to be purchased from the Company by holders of options granted under employee stock option plans, or to be reoffered for sale to the public by holders of shares acquired upon exercise of options granted to them under the Company's stock options plan.

     For the purpose of the opinion set forth below, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate and public records as I have deemed necessary as a basis for the opinion hereafter expressed. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents presented to me as originals and the conformity to the originals of all documents presented to me as copies. In rendering my opinion, I have relied as to factual matters upon certificates and representations of officers of the Company and certificates of public officials.

     Based upon the foregoing, I am of the opinion that the Shares, when issued and sold as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     I do not express any opinion herein concerning any law other than the Delaware General Corporation law.

     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of my name under the caption "Interests of Named Experts and Counsel" contained in the Registration Statement.


                                             Very truly yours,


                                             /s/ Jane Kober

                                             Jane Kober
                                             Senior Vice President,
                                             General Counsel